                  KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned  constitutes and appoints Robert
G. Zack and Katherine P. Feld her true and lawful  attorneys-in-fact  and agents,  and each of them,  with full power of  substitution  and  resubstitution,  for her in her  capacity as an Officer and  Director of
Oppenheimer  Main  Street(R)Small  Cap  Fund,  Inc.  (the  "Fund"),  to  sign  on her  behalf  any and all
Registration  Statements  (including any post-effective  amendments to Registration  Statements) under the
Securities  Act of 1933, the Investment  Company Act of 1940 and any amendments and  supplements  thereto, and other documents in connection  thereunder,  and to file the same, with all exhibits thereto, and other documents in  connection  therewith,  with the  Securities  and Exchange  Commission,  granting  unto said attorneys-in-fact  and agents,  and each of them,  full power and  authority  to do and  perform  each and every act and thing  requisite  and  necessary  to be done in and about the  premises,  as fully as to all intents and purposes as she might or could do in person,  hereby  ratifying and  confirming  all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated:   June 1, 2002

/s/ Beverly L. Hamilton
-----------------------
Beverly L. Hamiton